Exhibit 99.1

SCHULTZE SPECIAL PURPOSE ACQUISITION CORP. II

BALANCE SHEET

OCTOBER 13, 2021

		Pro Forma
	October 13, 2021	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Cash	$1,245,965	$—	$1,245,965
Prepaid expenses and other current assets	701,355	—	701,305
Total current assets	1,947,270	—	1,947,270

Cash held in trust account	151,500,000	15,150,000	166,650,000
Total Assets	$153,447,270	$15,150,000	$168,597,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities - accrued expenses	$43,891	$—	$43,891
Deferred underwriting payable	6,000,000	600,000	6,600,000
Total Liabilities	6,043,891	600,000	6,643,891

Commitments

Class A common stock subject to possible redemption, 15,000,000 and 16,500,000 shares at redemption value, respectively	151,500,000	15,150,000	166,650,000

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 and 4,125,000 shares issued and outstanding	431	(19)	412
Additional paid-in capital	—	—	—
Accumulated deficit	(4,097,052)	(599,981)	(4,697,033)
Total Stockholders’ Equity	(4,096,621)	(600,000)	(4,696,621)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,447,270	$15,150,000	$168,597,270